Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Apex Bioventures Acquisition Corporation

We have audited the accompanying balance sheets of Apex Bioventures Acquisition Corporation (a corporation in the development stage) (the “Company”) as of June 13, 2007 and December 31, 2006 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from January 1, 2007 to June 13, 2007, the period from June 1, 2006 (date of inception) to December 31, 2006, and the cumulative period from June 1, 2006 (date of inception) to June 13, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Apex Bioventures Acquisition Corporation as of June 13, 2007 and December 31, 2006, and the results of its operations and its cash flows for the period from January 1, 2007 to June 13, 2007, the period from June 1, 2006 (date of inception) to December 31, 2006, and the cumulative period from June 1, 2006 (date of inception) to June 13, 2007 in conformity with United States generally accepted accounting principles.

/s/ Goldstein Golub Kessler LLP
GOLDSTEIN GOLUB KESSLER LLP
New York, New York

June 19, 2007

Apex Bioventures Acquisition Corporation
(a corporation in the development stage)

Balance Sheets

	June 13, 2007	December 31, 2006
Assets
Current Assets
Cash	$83,099	$82,739
Cash held in trust	65,260,000	-
Cash held in trust from underwriter	2,070,000	-
Prepaid Expenses	23,683	-
Total Current Assets	67,436,782	82,739

Deferred offering costs	-	315,914

Total Assets	$67,436,782	$398,653

Liabilities and Stockholders' Equity (Deficit)
Currrent liabilities
Accrued expenses	$1,750	$196,807
Accounts payable	68,013	-
Accounts payable, stockholders	-	4,170
Notes payable, stockholders	-	225,000
Due to underwriter	2,070,000	-
Total current liabilities	2,139,763	425,977

Common stock subject to conversion (2,587,499 shares at conversion value)	20,208,367	-

Commitments

Stockholders' equity (deficit)
Preferred stock, $0.0001 par value; 1,000,000 authorized shares; none issued	-	-
Common Stock, $0.0001 par value; 60,000,000 authorized; 10,781,250 (which includes 2,587,499 shares subject to possible conversion) and 2,156,250 issued and outstanding, respectivley	1,078	216
Additional paid-in capital	45,152,355	24,784
Deficit accumulated in the development stage	(64,781)	(52,324)
Total Stockholders' equity (deficit)	45,088,652	(27,324)
Total Liabilities and Stockholders' equity	$67,436,782	$398,653

See Notes to Financial Statements

Apex Bioventures Acquisition Corporation
(a corporation in the development stage)

Statements of Operations

		June 1, 2006	June 1, 2006
	January 1, 2007 to June 13, 2007	(Date of Inception) to December 31, 2006	(Date of Inception) to June 13, 2007

Formation and operating costs	$(13,190)	$(53,388)	$(66,578)
Interest income	733	1,064	1,797
Net loss	$(12,457)	$(52,324)	$(64,781)

Weighted average number of common shares outstanding	2,208,841	2,156,250

Net loss per share	$(0.01)	$(0.02)

See Notes to Financial Statements

Apex Bioventures Acquisition Corporation
(a corporation in the development stage)

Statement of Stockholders' Equity (Deficit)
For the period from June 1, 2006 (date of inception) to June 13, 2007

	Common Stock		Additional	Deficit Accumulated During the Development	Total Stockholders'
	Shares	Amount	Paid In Capital	Stage	Equity
Common shares issued on June 27,2006 at $0.01159 per share	2,156,250	$216	$24,784		$25,000
Net loss				$(52,324)	(52,324)
Balances at December 31, 2006	2,156,250	$216	$24,784	$(52,324)	$(27,324)

Sale of private placement warrants	-	-	1,800,000	-	1,800,000

Sale of 8,625,000 Units net of underwriters' discount and offering expenses (includes 2,587,499 shares subject to conversion)	8,625,000	862	63,535,838	-	63,536,700

Proceeds subject to forfeiture of 2,587,499 shares	-	-	(20,208,367)	-	(20,208,367)

Sale of underwriter option	-	-	100	-	100

Net loss for period January 1, 2007 to June 13, 2007	-	-	-	(12,457)	(12,457)
Balances at June 13, 2007	10,781,250	$1,078	$45,152,355	$(64,781)	$45,088,652

See Notes to Financial Statements

Apex Bioventures Acquisition Corporation
(a corporation in the development stage)

Statement of Cash Flows

	January 1, 2007 to June 13, 2007	Date of Inception to December 31, 2006	Date of Inception to June 13, 2007
Cash flows from operating activities
Net loss	$(12,457)	$(52,324)	$(64,781)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities Change in operating liability:
Accounts payable	13,716	-	13,716
Accrued expenses	(9,250)	11,000	1,750
Change in operating assets:
Prepaid expenses	(23,683)	-	(23,683)
Net cash provided by (used in) operating activities	(31,674)	(41,324)	(72,998)

Cash flows from investing activities
Cash held in trust account	(67,330,000)	-	(67,330,000)
Net cash used in investing activities	(67,330,000)	-	(67,330,000)

Cash flows from financing activities
Proceeds from public offering	69,000,000	-	69,000,000
Proceeds from private placement of warrants	1,800,000	-	1,800,000
Loans from stockholders	(225,000)	225,000	-
Proceeds from advances from stockholders	74,334	4,170	78,504
Repayment of advances from stockholders	(78,504)		(78,504)
Proceeds from sale of option	100	-	100
Proceeds from the sale of common stock		25,000	25,000
Payment of offering expenses	(3,208,896)	(130,107)	(3,339,003)
Cash provided by financing activities	67,362,034	124,063	67,486,097

Net increase in cash	360	82,739	83,099

Cash, beginning of period	82,739	-	-
Cash, end of period	$83,099	$82,739	$83,099

Supplemental schedule of non cash financing activities:
Accrual of offering costs	$54,297	$185,807	$54,297
Accrual of deferred underwriting fees	$2,070,000	$-	$2,070,000

See Notes to Financial Statements

APEX BIOVENTURES ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

Apex Bioventures Acquisition Corp. (the “Company”) was incorporated in Delaware on June 1, 2006. The Company was formed to acquire one or more domestic or foreign operating businesses in the healthcare industry through a merger, capital stock exchange, asset acquisition or other similar business combination. All activities through June 13, 2007 relate to the Company’s formation and public offering described below. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company's initial public offering (the “Public Offering”) (as described in Note 3) was declared effective June 7, 2007. The Company consummated the Public Offering on June 13, 2007 and received net proceeds of approximately $65,300,000, including $1,800,000 of proceeds from the private placement (the “Private Placement”) sale of 1,800,000 insider warrants to certain officers, directors and shareholders of the Company. The warrants sold in the Private Placement were identical to the warrants sold in the Public Offering, except that such warrants will be non-redeemable and can be exercised on a cashless basis as long as these persons hold such warrants. In addition, subject to certain limited exceptions, none of the warrants to be purchased by our officers, directors and existing stockholders will be transferable or salable until six months after the consummation of a business combination.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) one or more domestic or foreign operating businesses in the healthcare industry (“Business Combination”), which may not constitute a business combination for accounting purposes. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Public Offering and Private Placement, $67,330,000, including $2,070,000 of the underwriters' discounts and commissions as described in Note 3, is being held in a trust account (“Trust Account”) invested in government securities. The trust account will be maintained until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Our existing stockholders have agreed that they will be personally liable, on a joint and several basis, to cover claims made by such third parties, but only if, and to the extent, the claims reduce the amounts in the Trust Account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor or service provider for services rendered, or products sold, to us or by a prospective acquisition target. However, our existing stockholders will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective acquisition target) or the underwriters. However, there can be no assurance that that the stockholders will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account), along with $1,600,000 in interest income net of taxes payable on such interest, may be used to pay for business, legal, and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for a Business Combination is required to submit such transaction for stockholder approval. In the event that stockholders owning 30% or more of the shares sold in the Public Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company's stockholders prior to the Public Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 2,156,250 founding shares of common stock, as well as any shares of common stock acquired in connection with or following the Public Offering, in accordance with the vote of the majority in interest of all other stockholders of the Company ( “Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares to cash. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination., divided by the number of shares of common stock held by Public Stockholders at the consummation of the Public Offering. Accordingly, Public Stockholders holding 29.99% of the aggregate number of share owned by all Public stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account (subject to distributions for working capital and amounts paid or accrued for taxes) computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the Public Offering (29.99% of the amount held in Trust Fund) has been classified as common stock subject to possible conversion on the accompanying June 13, 2007 balance sheet.

APEX BIOVENTURES ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

The Company's Certificate of Incorporation provides that the Company will continue in existence only until 18 months from the date of the consummation of the Public Offering, or 24 months from the consummation of the Public Offering if certain extension criteria have been satisfied. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will dissolve and liquidate for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering per share in the Public Offering (assuming no value is attributed to the Warrants contained in the Units sold in the Offering discussed in Note 3).

Note 2 — Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents are deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Fair Value of Financial Instruments

The fair values of the Company's assets and liabilities that qualify as financial instruments under SFAS No. 107 “Disclosures about Fair Value of Financial Instruments, “ approximate their carrying amounts presented in the balance sheets at June 13, 2007 and December 31, 2006.

The Company accounts for derivative instruments, if any, in accordance with SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” as amended (“SFAS 133”), which establishes accounting and reporting standards for derivative instruments.

New Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material effect on the Company's financial condition or results of operations.

The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

APEX BIOVENTURES ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

Deferred Offering Costs

Deferred offering costs consisted principally of accounting, legal and other fees incurred prior to the Public Offering and were charged to capital upon the consummation of the Public Offering.

Net Loss per Common Share

Loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period.

The effect of the 8,625,000 outstanding warrants issued in connection with the Public Offering, the 1,800,000 outstanding warrants issued in connection with the private placement and the 450,000 units included in the underwriters’ purchase options has not been considered in diluted loss per share calculations since the effect of such warrants and options would be antidilutive.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $22,026 at June 13, 2007 and $18,313 at December 31, 2006. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance as of June 13, 2007 and December 31, 2006.

The effective tax rate differs from the statutory tax rate of 34% due to the increase in the valuation allowance

Note 3 -- Initial Public Offering & Value of Unit Purchase Option

On June 13, 2007, the Company sold 8,625,000 units (“Units”), including 1,125,000 units pursuant to the over-allotment option granted to the underwriters, in the Public Offering at a price of $8.00 per unit. Each Unit consists of one share of the Company's common stock, $0.0001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of the completion of a Business Combination with a Target Business and one year from the effective date of the Public Offering and expiring four years from the effective date of the Proposed Offering, unless earlier redeemed. The Warrants will be redeemable at a price of $0.01 per Warrant upon 90 days' notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants sold and issued in the Public Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

APEX BIOVENTURES ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

In connection with the Public Offering, the Company paid Lazard Capital Markets LLC, the underwriters of the Public Offering, underwriting discounts and commissions of 7% of the gross Proceeds of the Offering, of which 3% of the gross proceeds ($2,070,000) will be held in the Trust Account and payable only upon the consummation of a Business Combination. If a Business Combination is approved and completed, public stockholders who voted against the combination and have exercised their conversion rights will be entitled to their pro rata share of the deferred underwriters' discount and commissions.

Each of the common stock and warrants will begin separate trading as promptly as practicable, subject to our having filed this Form 8-K and having issued a press release announcing when such separate trading will begin.

Simultaneously with the consummation of the Public Offering, certain of the initial stockholders purchased 1,800,000 warrants (“Private Placement Warrants”) at a purchase price of $1.00 per warrant, in a private placement. The proceeds of $1,800,000 were placed in the Trust Account. The Private Placement Warrants are identical to the Warrants underlying the Units sold in the Public Offering except that if the Company calls the Warrants for redemption, the Private Placement Warrants will be exercisable on a cashless basis as long as they are still held by the initial purchasers. The purchasers have agreed that the Private Placement Warrants will not be sold or transferred by them, until 30 days after the completion of a Business Combination.

The Initial Stockholders and the holders of the Private Placement Warrants will be entitled to registration rights with respect to their securities pursuant to an agreement signed prior to the effective date of the Public Offering. With respect to the shares issued prior to the Public Offering, the holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. With respect to the Private Placement Warrants (and underlying shares), the holders of the majority of these securities are entitled to demand that the Company register these shares at any time commencing three months following the consummation of a Business Combination. In addition, such holders have certain “piggy back” registration rights on registration statements filed subsequent to the Company's consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

In connection with this Offering, the Company issued an option to the underwriters, for $100, to purchase up to a total of 450,000 Units at $10.00 per Unit. The Units issuable upon exercise of this option are identical to those offered in the Proposed Offering. The purchase option and its underlying securities have been registered under the registration statement. The option has a useful life of five years.

The sale of the option was accounted for as an equity transaction. Accordingly, there was no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale was approximately $1.35 million, using an expected life of five years, volatility of 43% and a risk free interest rate of 4.75%.

The volatility calculation of 43% is based on the actual volatilities of other similarly situated blank check companies. Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its unit price, which will depend on a number of factors which cannot be ascertained at this time. Although an expected life of five years was taken into account for the purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidate the Trust Account as part of any plan of dissolution and distribution approved by the Company’s stockholders, the option would become worthless.

Note 4 — Related Party Transactions

[A] On June 15, 2006 the Company issued three $50,000 unsecured promissory notes to related parties, K. Michael Forrest, Easton Associates LLC. (the largest equity holder of which is Robert J. Easton), and Treasure Road Partners, LTD., (an entity controlled by Gary E. Frashier). Each note was non-interest bearing and, except for the note to Eaton Associates LLC described below, each was repaid upon consummation of the Public Offering. Messrs. Forrest, Easton and Frashier are officers and directors of the Company.

APEX BIOVENTURES ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

On June 30, 2006, the Company issued three $25,000 unsecured promissory notes to related parties, K. Michael Forrest, Easton Associates LLC. (the largest equity holder of which is Robert J. Easton), and Treasure Road Partners, LTD. (an entity controlled by Gary E. Frashier). Each note was non-interest bearing and, except for the note to Eaton Associates LLC described below, each was repaid upon consummation of the Public Offering.

In October 2006, Mr. Easton terminated his association with Easton Associates, LLC. As a result of such termination, in April 2007, the Company repaid in full the $75,000 loaned to the Company. Subsequently, Mr. Easton loaned the Company $75,000 which was repaid upon consummation of the Public Offering. As mentioned above, Mr. Easton is a director of the Company.

In June 2007, Treasure Road Partners, Ltd. (an entity controlled by Gary E. Frashier and his wife, Giva H. Frashier), Darrell J. Elliott and K. Michael Forrest advanced the Company $35,000, $16,666 and $22,668, respectively, to partially fund the Company’s listing fee for the American Stock Exchange and other working capital. These non-interest bearing advances were repaid upon consummation of the Public Offering.

[B] The Company presently occupies office space provided by Apex Bioventures LLC., an affiliate of K. Michael Forrest, an officer and director of the Company. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services for up to 24 months commencing on the effective date of the Proposed Offering. For the period January 1, 2007 to June 13, 2007 and the period from June 1, 2006 (date of inception) to June 13, 2007, $1,750 of expense relating to this agreement is included in formation and operating costs in the accompanying Statements of Operations.

[C] The Company’s existing stockholders purchased an aggregate of 2,343,750 shares of our common stock in June 2006.

In October 2006, Robert J. Easton, who previously held the largest membership interest in Easton Associates, LLC, terminated his association with Easton Associates. Subsequently, in April 2007, the Company purchased from Easton Associates all of the shares of our common stock held by Easton Associates for $4,096.35 in cash. Subsequently, Mr. Easton purchased from the Company the same number of shares for $4,096.35.

In April 2007, the Company effected a 1 for 1.086956522 reverse stock split of its outstanding common stock (effectively increasing the price per share paid for each share from $0.01067 to $0.01159). The accompanying financial statements have been retroactively restated to reflect this reverse stock split.

In March 2007, the Company’s board of directors determined to reorganize the roles of the Company’s management team so as to better reflect the officers’ respective talents. Commensurately, the existing stockholders determined to re-allocate among themselves the Company’s outstanding shares of common stock. The re-allocation was effected through the purchase and sale of shares for a purchase price of $0.01067 per share.

In May 2007, the Company’s stockholders appointed Donald B. Rix as an additional member of its board of directors. Commensurately, the Company’s stockholders determined to re-allocate among themselves the Company’s outstanding shares of common stock. The allocation was effected through the purchase and sale from each existing stockholder to Rix Clinical Laboratories Ltd. of shares for a purchase price of $0.01159 per share.

Of the 2,156,250 shares issued, as adjusted for the reverse stock split, 281,250 shares were subject to forfeiture, without return of invested capital to the stockholders, to the extent the underwriters’ over-allotment option was not exercised in full. If any of the 281,250 shares of common stock held by the existing stockholders were forfeited, on the date of such forfeiture, the Company would cancel such shares.

Note 5 — Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Note 6 -- Reserved Common Stock

At June 13, 2007, 11,325,000 shares of common stock were reserved for issuance upon exercise of warrants and the underwriters purchase option.